UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2011

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(c) On September 19, 2011, Pharmaceutical Product Development, Inc. (the “Company”) announced that it has named Raymond H. Hill as its Chief Executive Officer, effective September 16, 2011. Mr. Hill’s employment will be governed by an employment and other related agreements between him and the Company. The employment agreement will have an initial term of two years until September 15, 2013. The employment agreement will automatically renew unless either party gives the other written notice of termination at least 90 days prior to the end of the then current term of the employment agreement. The Board of Directors of the Company also appointed Mr. Hill as a director of the Company.

Prior to his employment by the Company, Mr. Hill spent eight years with IMS Health, Inc., a provider of data, market research and consulting services to clients in the pharmaceutical and health care industries. He most recently served as President of IMS Consulting Group. Prior to his tenure at IMS Health, Mr. Hill was senior vice president for Acumen Sciences Limited. Mr. Hill held several roles in eight years at A.T. Kearney Ltd., including global head, pharmaceuticals and health care practice. In a six-year stint that culminated with him serving as senior associate in the energy, chemicals and pharmaceuticals practice of Booz Allen & Hamilton, Inc., Mr. Hill gravitated to the health care side of the practice, which set him on his career path in the life sciences arena. Mr. Hill holds a bachelor’s degree from Cornell University and a master’s degree from Duke University.

Mr. Hill’s annual base salary will initially be $575,000. He will be granted 30,000 shares of restricted stock and nonqualified stock options to purchase 150,000 shares of Company common stock. Consistent with the Company’s standard practice, the restricted stock and option awards will vest one-third per year on the first, second and third anniversaries of the date of grant.

If the Company terminates Mr. Hills’s employment without cause, subject to receiving a signed separation agreement and general release of claims from Mr. Hill, the Company shall pay Mr. Hill’s base salary through the end of the then current employment period and shall provide benefits as are required by applicable law, unless Mr. Hill’s termination results in compensation and benefits being provided pursuant to the severance agreement. In the event the Company terminates Mr. Hill’s employment with cause, he will be paid his base salary through the date of termination and be provided such benefits as required by law. In the event of Mr. Hill’s death or disability, then the Company shall have no further obligations, except to pay Mr. Hill his base salary accrued through the date of termination and provide such benefits as are required by applicable law. Upon Mr. Hill’s death or disability, the Company will also pay him his pro rata share of any incentive compensation earned during the year in which the termination occurs, such incentive compensation to be determined and payable in the same manner and at the same time as it would have been had Mr. Hill’s employment not been terminated.

The Company also entered into a severance agreement with Mr. Hill. The severance agreement provides him, in the event of termination without cause or constructive termination, in each case following a change of control, with a lump sum payment equal to 2.99 times the sum of his base salary during the 12-month period leading up to his termination and the greater of his target bonus under the Company’s incentive cash bonus plan immediately prior to the termination date or the average of the cash bonuses received in the 24-month period leading up to termination. In addition to the severance payment, all outstanding unvested stock options and unvested restricted stock granted more than six months prior to the executive officer’s termination of employment will vest upon termination, except if the change of control occurs prior to September 16, 2012. The Company is also obligated to continue to pay for and provide the benefits that Mr. Hill was receiving immediately prior to termination of employment, including medical, dental and vision, for up to 2 years following termination. If triggered, the Company may discontinue providing these benefits to Mr. Hill on the date on which he becomes eligible for similar coverage under another employer’s plan. If Mr. Hill elects to port the group term life and accidental death and dismemberment insurance to an individual policy then the Company will reimburse him for premiums. However, such reimbursement obligations shall terminate if and when Mr. Hill becomes eligible after the termination date for similar coverage under another employer’s plan or 24 months from termination, whichever happens sooner. The Company will also pay all legal expenses incurred by Mr. Hill in successfully enforcing the severance agreement. The Company is not obligated to “gross up” Mr. Hill’s compensation for any excise, income or other tax due with respect to the severance benefits payable under these agreements.

The descriptions of the employment and severance agreements set forth above are not complete. A copy of Mr. Hill’s Employment Agreement and Severance Agreement, both dated September 16, 2011, will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2011 and is hereby incorporated herein by reference.

Mr. Hill is 48 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which he had a direct or indirect material interest involving in excess of $120,000 since January 1, 2010, the beginning of the Company’s last completed fiscal year.

Item 7.01. Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.1 to this Form 8-K a press release, dated September 19, 2011, announcing Mr. Hill’s employment with the Company. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1*	Press release to announce employment of Raymond H. Hill, dated September 19, 2011.

*	Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: September 22, 2011	/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Financial Officer

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